UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

SOKO FITNESS & SPA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-132429	80-0122921
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

No. 194, Guogeli Street, Harbin,
Heilongjiang Province, China 150001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 011-86-451-87702280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01       Changes in Control of Registrant.

On July 25, 2011, SOKO Fitness & Spa Group, Inc. (“SOKO”) was informed by Tong Liu, its Chairman and Chief Executive Officer, Xia Yu, its Chief Financial Officer, Bingrong Wu, its Vice President, Chunying Liu, its Director of Operating, Lei Jiang, its Director of Marketing, Guozhe Li, its Director of Investment and Development, Qinyue Sun, Su Liu, Xiangjin Yin, Guerrilla Partners, L.P., Hua-Mei 21st Century Partners, LP, IDG-ACCEL China Growth Fund II L.P., IDG-ACCEL China Investors II L.P., China Golden Leaf Equity Fund SPC, Golden Year Holdings Limited (“Golden Year”) and Lucky Eagle Limited (collectively, the “Contributing Stockholders”) that they have entered into a contribution and subscription agreement (the “Contribution Agreement”) with Queen Beauty and Wellness Group Limited (“Queen Beauty”), SOKO Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Queen Beauty (“Merger Sub”), China Consumer Capital Fund (“CCC”) and Mousserena, L.P. (“Mousse’).  Pursuant to the Contribution Agreement, on July 27, 2011, the Contributing Stockholders contributed their 90.79% of the shares of common stock, $0.001 par value per share, of SOKO (the “Common Stock”) to Queen Beauty in exchange for 10,819,999 ordinary shares and 9,488,945 preferred shares of Queen Beauty, (ii) CCC, Golden Year and Mousse contributed an aggregate $9,999,994.50 in cash in exchange for 2,222,221 preferred shares of Queen Beauty and (iii) Queen Beauty contributed all of the shares of Common Stock contributed to it by the Contributing Stockholders to Merger Sub  in exchange for one (1) share of common stock of Merger Sub.  As a result of these transactions, Merger Sub acquired 90.79% of the total issued and outstanding shares of Common Stock of SOKO.   On July 27, 2011, Merger Sub completed a “short-form” merger with SOKO pursuant to Section 253 of the General Corporation Law of the State of Delaware by filing a certificate of ownership and merger with the Secretary of State of the State of Delaware.

As a result of the merger, SOKO became a wholly owned subsidiary of Queen Beauty, ceased to be a publicly reporting company, and its Common Stock is no longer quoted on the OTC Bulletin Board.  Pursuant to the terms of the merger, the public stockholders of SOKO will receive $4.50 per share upon proper submission of their certificates per instructions that will be delivered to those stockholders.  On July 27, 2011, SOKO filed a Form 15 with the Securities and Exchange Commission to terminate its reporting obligations as a public company under the U.S. securities laws.

Item 9.01       Financial Statements and Exhibits

(d)           Exhibits
99.1         Press Release, dated July 27, 2011, issued by SOKO Fitness & Spa Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOKO FITNESS & SPA, GROUP, INC.

July 27, 2011	By:	/s/ Tong Liu
Name: Tong Liu
Title: Chairman and Chief Executive Officer